Exhibit 23.01



Consent of Independent Public Accountants



We consent to the incorporation by reference in Registration No. 33-69313 on Form S-8 effective December 18, 1998, in Registration No. 33-10943 on Form S-8 effective August 28, 1996; in Registration Statement No.33-31003 on Form S-8 as amended by Post-Effective Amendment No. 1 effective July 31, 1997; in
Registration Statement No. 33-42771 on Form S-8 effective
December 18, 1997; in Registration Statement No. 33-11413 on Form S-1 as amended by Post-Effective Amendment No. 1 effective March 19, 1987; and in Registration Statement No. 33-58406 on Form S-2 effective April 27, 1993 of Meridian Insurance Group, Inc. of our report, dated February 22, 2000, on our audits of the consolidated financial statements and financial statement schedules of Meridian Insurance Group, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in the Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
Indianapolis, Indiana
March 28, 2000